Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

November 5, 2014

STERLING BANCORP:	HUDSON VALLEY HOLDING CORP.:

Luis Massiani	Michael J. Indiveri
Senior EVP & Chief Financial Officer	EVP & Chief Financial Officer
845.369.8040	914.768.6834

STERLING BANCORP AND HUDSON VALLEY HOLDING CORP. ANNOUNCE MERGER PLANS, CREATING A PREMIER REGIONAL BANKING FRANCHISE

Resulting Commercial Bank Will Have $10.5 Billion in Assets and a Footprint Covering NYC, Hudson Valley, Long Island and New Jersey

MONTEBELLO and YONKERS, NY — November 5, 2014 — Sterling Bancorp (NYSE: STL) and Hudson Valley Holding Corp. (NYSE: HVB) announced today they have entered into a definitive merger agreement in a stock-for-stock transaction valued at approximately $539 million, based on the closing price of Sterling Bancorp common stock on November 4, 2014. The merger will create a leading regional bank specializing in serving small-to-middle market commercial and consumer clients in the greater New York metropolitan area.

The merger agreement calls for a fixed exchange ratio of 1.92 shares of Sterling Bancorp common stock for each share of Hudson Valley Holding Corp. common stock. The merger consideration represents an 18.4% premium to Hudson Valley Holding’s share price as of the close of business on November 4, 2014. Upon closing, Sterling Bancorp stockholders will own approximately 69% of the stock of the combined company and Hudson Valley Holding Corp. stockholders will own approximately 31%.

Upon completion of the merger, the new company will have approximately $10.5 billion in assets, $6.6 billion in gross loans, and deposits of more than $8.1 billion. The merger is expected to generate approximately $34 million in fully phased-in annual cost savings and is expected to be accretive to Sterling Bancorp’s earnings per share in the calendar years ending December 31, 2015 and 2016.

Building a High Performance Regional Bank

“The unique strengths of Hudson Valley Holding Corp. and Sterling Bancorp are a perfect strategic fit, and will strengthen our position as a high performance regional bank. In particular, Sterling’s commercial lending expertise will be complemented by Hudson Valley’s attractive deposit base. The resulting institution will have strong asset generation capabilities, a cost effective funding mix, and a broad footprint in the dynamic marketplace centered on New York City and its surrounding region. We are excited by the opportunity to build on these strengths to serve our combined customer base, deliver value to stockholders, and support the economies of our local communities. Execution is the key in such transactions, and our recent experience in uniting Sterling Bancorp and Provident New

York Bancorp will provide a blueprint for success,” said Jack L. Kopnisky, President and CEO of Sterling Bancorp.

Stephen R. Brown, President and CEO of Hudson Valley, commented “We look forward to joining the Sterling Bancorp franchise.  Sterling Bancorp’s product offerings and resources will benefit our customers, communities and stockholders.  This is an exceptional opportunity to combine two banks which share consistent core values and a relationship-based approach to customers.”

The combined company will continue to operate under the Sterling Bancorp name and its principal banking subsidiary will continue under the name Sterling National Bank. The resulting institution will have a footprint spanning New York City, the Hudson Valley, Long Island and New Jersey.

Leadership

The leadership team of the combined company will be assembled from both organizations with Sterling Bancorp’s Jack Kopnisky serving as Chief Executive Officer and Luis Massiani serving as Chief Financial Officer. Effective at the closing of the transaction, Sterling will appoint four directors from the Board of Directors of Hudson Valley to join the Board of Directors of the combined company.

Approvals

The transaction has been approved by the Boards of Directors of both companies, and is expected to close in the second quarter of 2015. The transaction is subject to approval by each company’s stockholders, as well as regulatory approval and other customary closing conditions.

Advisors

Jefferies LLC is serving as lead financial advisor to Sterling Bancorp and rendered a fairness opinion to the Board of Directors of Sterling in connection with the transaction. RBC Capital Markets, LLC also rendered a fairness opinion to Sterling’s Board of Directors.  Wachtell, Lipton, Rosen & Katz is acting as Sterling’s legal counsel.  Keefe, Bruyette & Woods, Inc. is serving as financial advisor to Hudson Valley Holding Corp. and rendered a fairness opinion to the Board of Directors of Hudson Valley in connection with the transaction.  Day Pitney LLP is acting as Hudson Valley’s legal counsel.

Conference Call

Sterling Bancorp and Hudson Valley Holding Corp. will host a joint conference call and webcast on November 5, 2014 at 10:30 a.m. Eastern Time to discuss the transaction. The conference call will be accessible by dialing (855) 877-0343, conference ID number 31419499, or by visiting the companies’ websites: www.sterlingbancorp.com or www.hudsonvalleybank.com. An audio replay will be accessible via the companies’ websites.

About Sterling Bancorp

Sterling Bancorp, of which the principal subsidiary is Sterling National Bank, specializes in the delivery of service and solutions to business owners, their families, and consumers within the communities we serve through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services. Additional information is available at: www.sterlingbancorp.com.

About Hudson Valley Holding Corp.

Through its Hudson Valley Bank subsidiary, headquartered in Yonkers, N.Y., Hudson Valley Holding Corp (NYSE:HVB) serves small- and mid-sized businesses, professional services firms, not-for-profit organizations and their principals throughout metropolitan New York. The Company focuses on building strategic relationships with its niche customers, providing a full range of banking, deposit, financing, trust and investment management services, in addition to specialized services, such as asset based lending and equipment financing, across varied industries nationwide. With $3.1 billion in assets, $2.8 billion in deposits and 28 branches, Hudson Valley is the largest bank headquartered in Westchester County. Its common stock is traded on the New York Stock Exchange and is a Russell 3000® Index component. More information is available at www.hudsonvalleybank.com.

Forward-Looking Statements

The information presented herein contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Sterling Bancorp’s and Hudson Valley Holding Corp.’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

In addition to factors previously disclosed in Sterling Bancorp’s and Hudson Valley Holding Corp.’s reports filed with the Securities and Exchange Commission and those identified elsewhere in this communication, the following factors among others, could cause actual results to differ materially from forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Sterling Bancorp and Hudson Valley Holding Corp. stockholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Sterling Bancorp and Hudson Valley Holding Corp. businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Additional Information About the Proposed Transaction and Where to Find It

Investors and security holders are urged to carefully review and consider each of Sterling Bancorp’s and Hudson Valley Holding Corp.’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. The documents filed by Sterling Bancorp with the Securities and Exchange Commission (the “SEC”) may be obtained free of charge at Sterling Bancorp’s website at www.sterlingbancorp.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Sterling Bancorp by requesting them in writing to Sterling Bancorp, 400 Rella Boulevard, Montebello, New York 10901 Attention: Investor Relations, or by telephone at (845) 369-8040.

The documents filed by Hudson Valley Holding Corp. with the SEC may be obtained free of charge at Hudson Valley Holding Corp.’s website at www.hudsonvalleybank.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Hudson Valley Holding Corp. by requesting them in writing to Hudson Valley Holding Corp., c/o Hudson Valley Bank, 21 Scarsdale Road, Yonkers, New York 10707; Attention: Investor Relations, or by telephone at (914) 961-6100.

In connection with the proposed transaction, Sterling Bancorp intends to file a registration statement on Form S-4 with the SEC which will include a joint proxy statement of Hudson Valley Holding Corp. and Sterling Bancorp and a prospectus of Sterling Bancorp, and each party will file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of Hudson Valley Holding Corp. and Sterling Bancorp are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents and any other relevant documents filed with the SEC, because they will contain important information about the proposed transaction. A definitive joint proxy statement/prospectus will be sent to the stockholders of each institution seeking the required stockholder approvals. Investors and security holders will be able to obtain the registration statement and the joint proxy statement/prospectus free of charge from the SEC’s website or from Sterling Bancorp or Hudson Valley Holding Corp. by writing to the addresses provided for each company set forth in the paragraphs above.

Sterling Bancorp, Hudson Valley Holding Corp., their directors, executive officers and certain other persons may be deemed participants in the solicitation of proxies from Sterling Bancorp and Hudson Valley Holding Corp. stockholders in connection with the proposed transaction. Information about the directors and executive officers of Sterling Bancorp and their ownership of Sterling Bancorp common stock is set forth in the definitive proxy statement for Sterling Bancorp’s 2014 annual meeting of stockholders, as previously filed with the SEC on January 10, 2014. Information about the directors and executive officers of Hudson Valley Holding Corp. and their ownership of Hudson Valley Holding Corp. common stock is set forth in the definitive proxy statement for Hudson Valley Holding Corp.’s 2014 annual meeting of stockholders, as previously filed with the SEC on April 9, 2014.  Stockholders may obtain additional information regarding the interests of such participants by reading the registration statement and the joint proxy statement/prospectus when they become available. Free copies of the registration statement and joint proxy statement/prospectus may be obtained as described in the paragraphs above.

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